Exhibit 99.1

April 26, 2017

To: Holders of Stillwater Mining Company

1.75% Convertible Senior Notes due 2032

and

Delaware Trust Company

2711 Centerville Road

Wilmington, DE 19808

Attention: Stillwater Administrator

STILLWATER MINING COMPANY

NOTICE OF ANTICIPATED MERGER EFFECTIVE DATE

NOTICE OF RIGHT TO CONVERT

1.75% Convertible Senior Notes due 2032 (the “Notes”)

CUSIP No. 86074Q AL6

Reference is hereby made to the Indenture, dated as of November 29, 2010 (the “Base Indenture”), by and between Stillwater Mining Company, a Delaware corporation (the “Company”) and Delaware Trust Company, as successor to Law Debenture Trust Company of New York, as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of October 17, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Indenture”), by and between the Company and the Trustee, relating to the Company’s 1.75% Convertible Senior Notes due 2032. Capitalized terms used but not defined in this notice shall have the meanings ascribed to such terms in the Indenture.

A copy of the Base Indenture was included as an exhibit to the Company’s Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “SEC”) on November 29, 2010. A copy of the First Supplemental Indenture was included as an exhibit to the Company’s Current Report on Form 8-K, filed with the SEC on October 17, 2012. This Registration Statement on Form S-3 and Current Report on Form 8-K are both available on the SEC’s website at www.sec.gov.

On December 9, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sibanye Gold Limited (“Sibanye” or the “Parent”), Thor US HoldCo Inc. (“US Holdco”) and Thor Mergco Inc., an indirect wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger (the “Merger”) of Merger Sub with and into the Company, with the Company continuing as the surviving company. The Company issued a press release publicly announcing execution of the Merger Agreement on December 9, 2016, and included a copy of the press release and the Merger Agreement as exhibits to the Company’s Current Report on Form 8-K, filed with the SEC on December 9, 2016. The Company anticipates that a Fundamental Change and a Make-Whole Adjustment Event (each as defined in the First Supplemental Indenture) may occur on or about May 4, 2017 (the “Anticipated Effective Date”) as a result of the successful completion of the Merger pursuant to the Merger Agreement which is estimated to occur, on or about May 4, 2017.

Notice of Convertibility of the Notes during the Conversion Period

Notice is hereby given, pursuant to Section 10.01(b)(iii) of the First Supplemental Indenture, that if the Merger occurs, a Fundamental Change and a Make-Whole Adjustment Event (each as defined in the First Supplemental Indenture) will have occurred under the First Supplemental Indenture. Such a Fundamental Change and Make-Whole Adjustment Event in connection with the Merger are currently anticipated to occur, if they occur, as soon as practicable following the satisfaction or waiver of the conditions to the closing of the Merger, but in no event earlier than the Anticipated Effective Date. On the effective date of the Merger, if it occurs, each share of common stock of the Company, par value $0.01 per share (the “Common Stock”) then outstanding (other than (i) shares of Common Stock owned by the Company as treasury stock or by Merger Sub, (ii) shares of Common Stock owned by Parent or by a direct or indirect subsidiary of Parent or the Company and (iii) shares of Common Stock held by a holder who is entitled to appraisal rights and who has properly exercised and perfected appraisal rights for such shares) will be converted into the right to receive $18.00 in cash without interest (the “Merger Consideration”), and holders of shares of Common Stock will be entitled to exchange their shares of Common Stock for such per share amount of cash.

Pursuant to the Indenture, the holders of the Notes have the right to convert their Notes at the Applicable Conversion Rate (as defined in the First Supplemental Indenture), according to the terms of the Indenture at any time from and after the first business day following the date hereof, until and including the close of business on the Fundamental Change Repurchase Date (the “Conversion Period”). The Company will announce the Fundamental Change Repurchase Date not later than ten (10) business days after the occurrence of the effective date of the Fundamental Change in accordance with Section 11.02(c) of the First Supplemental Indenture.

The Trustee has informed the Company that, as of the date hereof, all Notes are held through the Depositary Trust Company (“DTC”) and there are no certificated Notes in non-global form. Accordingly, all Notes surrendered for repurchase or conversion hereunder must be delivered through the transmittal procedures of DTC or the other transmittal procedures described in the Fundamental Change Repurchase Right Notice (as defined below).

Notes may not be converted at the Applicable Conversion Rate if a Fundamental Change Repurchase Exercise Notice has previously been delivered in respect of such Notes and has not been validly withdrawn.

To be eligible to receive the Additional Shares (as defined in the First Supplemental Indenture) upon conversion, a Holder must submit its Notes for conversion during the Make-Whole Adjustment Period (any time from, and including, the effective date of the Merger to, and including, the Scheduled Trading Day immediately preceding the Fundamental Change Repurchase Date (as defined below)). If a Holder fails to submit its Notes for conversion by such date and time, any later conversion will not be “in connection with” the Make-Whole Adjustment Event and such Holder would not be eligible to receive the Additional Shares.

The Company’s Obligation to Offer Fundamental Change Repurchase Price to All Holders if the Merger is Consummated

Pursuant to Section 11.02(a) of the First Supplemental Indenture, if a Fundamental Change (which would include the Merger) occurs at any time, each Holder of Notes will have the right at such Holder’s option to require the Company to repurchase for cash all of such Holder’s Notes (or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000), on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than twenty (20) nor more than thirty-five (35) business days following the date the Company mails the Fundamental Change Repurchase Right Notice (the “Fundamental Change Repurchase Right Notice”) to the Trustee and to each Holder. If any Holder exercises such right, the purchase price for any Notes required to be purchased by the Company from such holder will be payable in cash in an amount equal to one hundred percent (100%) of the principal amount of the Notes to be so repurchased, plus accrued and unpaid interest thereon, if any, to, but excluding the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), less any applicable withholding tax, unless such Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company will instead be required to pay the full amount of accrued and unpaid interest, if any, on the Interest Payment Date to the Holders of record of such Notes as of such Regular Record Date, and the Fundamental Change Repurchase Price will be equal to one hundred percent (100%) of the principal amount of the Notes to be repurchased and shall not include any accrued and unpaid interest.

If the Company mails a Fundamental Change Repurchase Right Notice to the Holders of the Notes as a result of a Fundamental Change in connection with the Merger, the Holders of the Notes should read the related Fundamental Change Company Notice and any other related documentation when it becomes available because it will contain important information. Those documents will be available for free from the Company and on the SEC’s website at www.sec.gov.

Notice of Supplemental Indenture

Prior to or at the effective time of the Merger, the Company intends to enter into a Second Supplemental Indenture with respect to the Indenture and the First Supplemental Indenture. The Second Supplemental Indenture will be entered into by the Company pursuant to Sections 8.02(c) and 8.02(h) of the First Supplemental Indenture. Pursuant to the terms of the Second Supplemental Indenture, the right to convert each $1,000 principal amount of the Notes will be changed into a right to convert such principal amount of Notes into an amount of cash equal to the Applicable Conversion Rate in effect on the Conversion Date, multiplied by the Merger Consideration.

Additional Notices

The Company hereby notifies you that there can be no assurance that the Merger will be consummated on or about the dates indicated herein, or at all. However, in accordance with Section 10.01(b)(iii) of the First Supplemental Indenture, the Company is hereby providing notice to you of the Merger and as to the earliest anticipated effective date for the Merger. This notice also will constitute notice under Section 10.03(a) of the First Supplemental Indenture of the effective date of the anticipated Make-Whole Adjustment Event and will constitute notice under any other section of the Indenture, to the extent notice is required under such section and this notice satisfies such requirements.

If you have any questions, please contact the Company’s Information Agent, Okapi Partners LLC, at the contact information below.

The Information Agent is:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Bankers and Brokers, Please Call: (212) 297-0720

Noteholders and All Others, Please Call Toll-Free: (877) 279-2311